UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

RED TRAIL ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 1, 2011, Red Trail Energy, LLC (the “Company”) executed the Ninth Amendment to its Construction Loan Agreement (“Ninth Amendment”) with First National Bank of Omaha. The Ninth Amendment amends certain provisions of the Construction Loan Agreement, including: (i) an extension to the term of the Revolving Promissory Note from June 1, 2011 to April 16, 2012; (ii) an increase in the limit on capital expenditures for the 2011 fiscal year from $500,000 to $1,600,000; (iii) a reduction to the net worth covenant from $44,000,000 to $40,000,000; and (iv) a modification to the definition of the term "working capital" as used in the Construction Loan Agreement.

Also on June 1, 2011, the Company signed a First Amended and Restated Revolving Promissory Note to extend the term of its $7,000,000 revolving line of credit with First National Bank of Omaha (the “Line of Credit”) through April 16, 2012. The funds from the Line of Credit will be used for working capital at the Company’s ethanol plant. The Company made standard representations and warranties under the Line of Credit.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Ninth Amendment to Construction Loan Agreement dated June 1, 2011 by and between Red Trail Energy, LLC and First National Bank of Omaha

99.2    First Amended and Restated Revolving Promissory Note dated June 1, 2011 by and between Red Trail Energy, LLC and First National Bank of Omaha

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC

June 3, 2011	/s/ Kent Anderson
Kent Anderson, Chief Financial Officer